FORM 10-K                                                        Page 273




CONE MILLS CORPORATION AND SUBSIDIARIES

EXHIBIT 21  -  SUBSIDIARIES




                                                                 Percentage
                                               State or          of Voting
                                              Jurisdiction of    Securities
Name                         Address          Incorporation       Owned

Boelas Pipeline            Greensboro, NC     North Carolina        100 %
  Corporation

Cliffside Railroad         Cliffside, NC      North Carolina         98
  Company

Cornwallis Development     Greensboro, NC     North Carolina        100
  Company

House 'N Home              New York, NY       New York              100
  Fabrics and
  Draperies, Inc.

Cone Mills International   Greensboro, NC     North Carolina        100
   Corporation

Cone Foreign Sales         Greensboro, NC     U.S. Virgin Islands   100
  Corporation

Cone Mills (Mexico), S.A.  Mexico City        Mexico, D. F.          99
  de C.V.


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